Exhibit 10.1

April 18, 2020

Alistair Macdonald
[personal address]

Re:  Waiver of Compensation

Dear Alistair:

This letter serves to memorialize your agreement to reduce your annual base salary from $1,060,000 (the “Original Base Salary”) to $742,000 from May 1, 2020 through September 30, 2020 (the “Waiver Period”), subject to extension of the Waiver Period by mutual written agreement of you and INC Research Holding Limited (the “Company”). In addition, you have agreed to reduce your Management Incentive Plan (“MIP”) target bonus opportunity for 2020 from 120% to 100% of your Original Base Salary.

Although your annual base salary will be reduced during the Waiver Period and your MIP target bonus opportunity for 2020 will be reduced, your pension contributions will continue to be calculated based on your Original Base Salary. In addition, if you experience a severance-qualifying termination of employment during the Waiver Period, the MIP and salary portion of your cash severance payment will be calculated based on your Original Base Salary. Your contractual benefits, including your car allowance, will continue to be paid in the usual way during the Waiver Period.

However, you agree that none of the foregoing will constitute an event giving rise to constructive dismissal, or a Good Reason for purposes of your employment agreement, any outstanding Syneos Health, Inc. equity award held by you or any other agreement between you and the Company.

Other than as described in this letter, all other terms and conditions of your service remain unchanged.

Please indicate your acceptance and acknowledgement of, and agreement to, the foregoing by signing below.

Sincerely,
INC Research Holding Limited
By: /s/ Jonathan Olefson
Name: Jonathan Olefson
Its: General Counsel

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IN WITNESS of which this letter agreement has been executed and delivered as a deed on the first date written above.

EXECUTED as a Deed	/s/ Robert Parks
by INC Research Holding Limited
acting by Robert Parks
in the presence of:

Witness’s Signature:	/s/ Sarah R. F. Parks
Full Name	Sarah R. Fahnestock Parks
Address:	[personal address]

EXECUTED as a Deed	/s/ Alistair Macdonald
by Alistair Macdonald
in the presence of:

Witness’s Signature:	/s/ KA Macdonald
Full Name:	Karyn Andrea Macdonald
Address:	[personal address]

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